UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15( d ) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) December 15, 2006
CorVel Corporation
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-19291	33-0282651

(Commission File Number)	(IRS Employer Identification No.)

2010 Main Street, Suite 600, Irvine, California	92614

(Address of Principal Executive Offices)	(Zip Code)
(949) 851-1473
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On December 15, 2006, CorVel EnterpriseComp, Inc., a wholly-owned subsidiary of CorVel Corporation (the “Company”), entered into an Asset Purchase Agreement with Hazelrigg Risk Management Services, Inc. and its affiliated companies, Comp Care, Inc. and Medical Auditing Services, Inc. (collectively, the “Sellers”), and Arlene Hazelrigg, the individual shareholder of the Sellers, pursuant to which the Company’s subsidiary has agreed to acquire all of the assets and goodwill of the Sellers, other than certain excluded assets, and to assume certain contract obligations of Sellers, for an initial cash payment of $12 million to the Sellers and Ms. Hazelrigg, (the “Acquisition”). The Sellers also have the potential to receive up to an additional $2.5 million in a cash earnout based upon the revenue collected by the Sellers’ business during the one-year period after consummation of the Acquisition, which earnout may be accelerated based upon the occurrence of certain post-Acquisition events. The Company expects that the Acquisition will be completed during the fiscal quarter ending March 31, 2007, subject to the satisfaction or waiver of certain conditions, which, if not met, may give rise to a right to terminate the Asset Purchase Agreement. This description of the Asset Purchase Agreement and the related transactions is qualified in its entirety by reference to the definitive Asset Purchase Agreement, a copy of which will be attached to the Company’s Form 10-Q for the fiscal quarter ending December 31, 2006.
     On December 20, 2006, the Company issued a press release announcing the transaction described above, a copy of which is attached hereto as Exhibit 99.1.
     The Company expects to finance the consideration for the transaction described above using available cash on hand. There are no material relationships between the Sellers, or Ms. Hazelrigg, and the Company, or any of its affiliates, other than the Company recently began bill review services for the Sellers which generated an immaterial amount of revenue for the Company for the quarter ending December 31, 2006.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
     This report contains forward-looking statements. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are based on the Company’s current expectations, estimates and projections about its industry, management’s beliefs, and certain assumptions made by the Company, all of which are subject to change. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement.

     The risks and uncertainties referred to above include, but are not limited to, risks associated with the Company’s ability to consummate the Acquisition, the Company’s ability to retain the Sellers’ existing customers and to market the Sellers’ services to new customers, the speed, quality and cost of the Company’s efforts to integrate the Sellers’ business with the Company’s business, and the Company’s ability to retain and motivate the Sellers’ employees and consultants. Further information on potential factors that could affect the Company’s financial results is included in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the Securities and Exchange Commission. The forward-looking statements in this report speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.
Item 2.03. Creation of a Direct Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
The following exhibit is filed herewith:

Exhibit Number	Description
99.1	Press release dated December 20, 2006

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CorVel Corporation
By:	/s/ V. Gordon Clemons
V. Gordon Clemons
Chairman of the Board and Chief Executive Officer

Dated: December 20, 2006

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated December 20, 2006

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